SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2012

SupportSave Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Cahuenga Blvd. W., Ste 114 Los Angeles, CA 90068	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-430-4300

_________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02. Termination of a Material Definitive Agreement.

On February 17, 2012, we entered into an Asset Purchase Agreement (the “Agreement”) with Global Services Corporation, a Republic of Seychelles corporation (“GSC”) for the acquisition of certain assets in exchange for cash and a promissory note.

On May 15, 2012, we entered into a termination agreement (the “Termination Agreement”) with GSC to terminate the Agreement. As a result of the Termination Agreement, all rights, obligations and duties under the Agreement have been terminated. We have agreed to forfeit $100,000 already paid under the Agreement, and GSC has agreed to return all of the shares of our common stock issued under the Agreement.

A copy of the Termination Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated February 17, 2012(1)
10.2	Termination Agreement, dated May 15, 2012

(1)                 Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns

Christopher Johns

Chief Executive Officer

Date: May 17, 2012

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